Exhibit 10.2

CLAROS MORTGAGE TRUST, INC.

DEFERRED COMPENSATION PLAN

Effective as of May 24, 2022

i

CLAROS MORTGAGE TRUST, INC.

DEFERRED COMPENSATION PLAN

ARTICLE I.

DEFINITIONS

1.1 “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

1.2 “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

1.3 “Board” shall mean the Board of Directors of the Company.

1.4 “Cash Fee” shall mean the quarterly cash retainer payable to a Director pursuant to the Compensation Program for services as a member of the Board, including any retainers payable under the Compensation Program solely for serving as Lead Independent Director and/or for serving on one or more committees of the Board.

1.5 “Change in Control” shall mean the occurrence of any of the following events:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any Parent or any Subsidiary, an employee benefit plan maintained by any of the foregoing entities or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(b) During any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.5(a) or Section 1.5(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two (2)-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.5(c)(ii) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) Approval by the Company’s stockholders of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of the Plan, in no event will a Change in Control be deemed to have occurred if such transaction or event does not constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

1.6 “Code” shall mean the Internal Revenue Code of 1986, as amended and any successor statute thereto.

1.7 “Committee” shall mean one or more committees or subcommittees of the Board, which may include one or more members of the Board or executive officers of the Company, to the extent permitted by applicable laws and Rule 16b-3 promulgated under the Exchange Act.

1.8 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

1.9 “Company” shall mean Claros Mortgage Trust, Inc. and any corporate successors.

1.10 “Compensation Program” shall mean the Claros Mortgage Trust, Inc. Non-Employee Director Compensation Program, as the same may be amended and/or amended and restated from time to time.

1.11 “Consultant” shall mean any consultant or advisor of the Company or any Parent, Subsidiary or Affiliate of the Company.

1.12 “Deferred Compensation Account” shall mean an account maintained for each Participant who makes a Deferral Election as described in Articles II and III.

1.13 “Deferred Stock Unit” shall mean a notional unit representing the right to receive one share of Common Stock, that is received by a Participant pursuant to this Plan and provides for the deferred receipt of Eligible Compensation.

1.14 “Director” shall mean a member of the board of directors (or similar governing body) of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager, in each case, who is also not an Employee of the Company, the Manager, or any Parent, Subsidiary or Affiliate of the Company or the Manager, as applicable.

1.15 “Effective Date” shall mean May 24, 2022.

1.16 “Eligible Compensation” shall mean, with respect to any Year, with respect to a Director, any Cash Fee earned or any Equity Award granted during such Year, and with respect to any Employee or Consultant, any Equity Award granted during such Year.

1.17 “Eligible Person” shall mean any Employee, Consultant or Director, as determined by the Administrator.

1.18 “Employee” shall mean any officer or other employee (within the meaning of Section 3401(c) of the Code) of the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager.

1.19 “Equity Awards” shall mean any equity-based compensation award granted to an Eligible Person pursuant to the Incentive Plan.

1.20 “Equity Restructuring” shall mean, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Deferred Stock Units.

1.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.22 “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

1.23 “Incentive Plan” shall mean the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan, or any other applicable Company equity incentive plan then-maintained by the Company, in each case, as may be amended and/or amended and restated from time to time.

1.24 “Manager” shall mean Claros REIT Management LP.

1.25 “Parent,” with respect to an entity (the “Subject Entity”), shall mean any other entity, whether domestic or foreign, in an unbroken chain of entities ending with the Subject Entity if each of the entities other than the Subject Entity beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

1.26 “Participant” shall mean a person who has made a Deferral Election pursuant to the Plan.

1.27 “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

1.28 “Plan” shall mean this Deferred Compensation Plan, as it may be amended and/or amended and restated from time to time.

1.29 “Section 409A” shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

1.30 “Separation from Service” shall mean a “separation from service” (within the meaning of Section 409A).

1.31 “Subsidiary,” with respect to an entity (the “Subject Entity”), shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Subject Entity and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Subject Entity and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Subject Entity and/or by one or more Subsidiaries.

1.32 “Year” shall mean any calendar year.

ARTICLE II.

PURPOSE; DEFERRAL ELECTIONS

2.1 Purpose. The purpose of this Plan is to provide Eligible Persons with an opportunity to defer payment of all or a portion of their Eligible Compensation, as set forth herein.

2.2 Deferral Elections. An Eligible Person may elect to defer payment of all or a specified portion of any Eligible Compensation by filing a written election with the Company on a form prescribed by the Company as follows (such an election, a “Deferral Election”):

(a) On or before December 31 of any Year, an Eligible Person may elect to defer all or any portion of any Eligible Compensation earned by or granted to (as applicable) such Eligible Person during any Year following the Year in which the Deferral Election was made, subject to Sections 2.2(b) and (c) below.

(b) Notwithstanding Section 2.2(a), with respect to any Year in which a Director is initially elected or appointed to serve on the Board, or in which an Employee or Consultant is determined to be an Eligible Person, such Eligible Person may elect no later than 30 days after the commencement of such services or such determination, as applicable, to defer all or any portion of any Eligible Compensation earned by or granted to (as applicable) such Eligible Person following the later of (i) the date of the commencement of services or such determination, as applicable and (ii) the date such Eligible Person’s irrevocable Deferral Election is filed with the Company.

(c) Notwithstanding Section 2.2(a), any Eligible Person who is first eligible to participate in this Plan on the Effective Date may make an initial Deferral Election no later than 30 days after the Effective Date to defer all or any portion of any Eligible Compensation earned by or granted to (as applicable) such Eligible Person following the later of (i) the Effective Date and (ii) the date such Eligible Person’s irrevocable Deferral Election is filed with the Company.

(d) In each applicable Deferral Election form, the Eligible Person shall specify, as applicable, (i) with respect to each participating Director’s Cash Fees, the portion of any such Cash Fees which will be subject to deferral hereunder, (ii) with respect to each participating Eligible Person’s Equity Award(s), whether all or none of any such Equity Award(s) will be subject to deferral hereunder and (iii) with respect to any dividend equivalents in respect of any Deferred Stock Units granted under the Plan, whether such dividend equivalents will be subject to deferral hereunder (any such deferred compensation, together, the “Deferred Compensation”).

2.3 Duration of Deferral Elections. Each Deferral Election shall continue in effect from Year to Year unless otherwise terminated in accordance with Article V or by the Participant by delivery of a written notice to the Administrator prior to January 1 of the Year in which such termination is first to become effective.

ARTICLE III.

DEFERRED COMPENSATION ACCOUNTS

3.1 Deferred Compensation Accounts. The Company shall maintain a bookkeeping Deferred Compensation Account for the Deferred Compensation of each Participant. With respect to any Deferred Compensation deferred by a Participant hereunder, such Deferred Compensation shall be denominated in Deferred Stock Units.

3.2 Crediting of Director Cash Fees. A participating Director’s Cash Fees that are deferred hereunder shall be credited to his or her Deferred Compensation Account in the form of Deferred Stock Units on the date the deferred Cash Fees would otherwise have been paid. On such date, the Company shall credit to the Deferred Compensation Account a number of Deferred Stock Units determined by dividing (i) the portion of the Cash Fees that the participating Director elected to defer, by (ii) the Fair Market Value of a share of Common Stock on such date, rounded down to the nearest whole Deferred Stock Unit. A participating Director will be fully vested in each Deferred Stock Unit that relates to deferred Cash Fees.

3.3 Crediting of Equity Awards. A Participant’s Equity Awards that are deferred hereunder shall be credited to his or her Deferred Compensation Account in an equal number of Deferred Stock Units. The Deferred Stock Units related to such deferred Equity Award shall be subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such Equity Award. In the event the Participant forfeits Deferred Stock Units in accordance with the foregoing, his or her Deferred Compensation Account shall be debited for the number of Deferred Stock Units forfeited.

3.4 Dividend Equivalents. Each Deferred Stock Unit credited to a Participant’s Deferred Compensation Account shall carry with it a right to receive dividend equivalent payments upon payment by the Company of dividends on shares of Common Stock in the same form and in an amount equal to the amount of such dividends and may be subject to deferral under the Plan as determined by the Administrator in its sole discretion. A Participant’s dividend equivalent payments that are deferred hereunder shall be credited to his or her Deferred Compensation Account in the form of Deferred Stock Units on the date the deferred dividend equivalent payments would otherwise have been paid, in an amount equal to, with respect to each related Deferred Stock Unit, a number of Deferred Stock Units equal to (i) the per share value of the dividend so paid divided by (ii) the Fair Market Value per share of Common Stock on the date such dividend was paid. To the extent required by the applicable Award Agreement (as defined in the Incentive Plan) evidencing an Equity Award deferred hereunder, the Deferred Stock Units credited with respect to such dividend equivalent shall be subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such dividend equivalent payments.

3.5 Adjustments. If adjustments are made to the outstanding shares of Common Stock as a result of an Equity Restructuring, an appropriate adjustment also will be made in the number of Deferred Stock Units credited to each Participant’s Deferred Compensation Account and/or to the number and kind of shares for which such Deferred Stock Units are outstanding.

ARTICLE IV.

PAYMENT OF DEFERRED COMPENSATION

4.1 Payment Events. Subject to Section 4.5, payment of any Deferred Stock Units to a Participant shall become payable on the earliest to occur of the following events (the “Payment Event”): (i) the date of an In-Service Distribution (if applicable pursuant to the Deferral Election); (ii) the Participant’s Separation

from Service; or (iii) a Change in Control. To the extent included in a Deferral Election, a Deferral Election may permit a Participant to elect to receive payment of the Deferred Stock Units while the Participant is still a Director, Consultant or Employee, as applicable, (an “In-Service Distribution”) in a lump sum within 45 days following the date that is three, five or ten years following the last day of the applicable Plan Year.

4.2 Timing and Form of Payment.

(a) Amounts contained in a Participant’s Deferred Compensation Account will, subject to Section 4.5 below, be distributed in a lump sum within 45 days following the applicable Payment Event (in any case, such payment date, the “Payment Date”), in accordance with the terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, the exact Payment Date shall be determined by the Company in its sole discretion (and the Participant shall not have the right to designate the time of payment).

(b) Amounts credited to a Deferred Compensation Account shall be paid in the form of one whole share of Common Stock for each Deferred Stock Unit that has vested in accordance with its terms as of the applicable Payment Date; provided, that, (i) the Company may choose in its discretion to pay the Participant cash in lieu of all or a portion of the shares of Common Stock and (ii) no fractional shares of Common Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock shall be rounded up or down. Deferred Stock Units issued to and shares of Common Stock paid to Participants under the Plan shall be issued and paid from the Incentive Plan.

4.3 Designation of Beneficiary. Each Participant shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of the Participant’s death (each, a “Designated Beneficiary”). Any Designated Beneficiary will receive payments in the same manner as the applicable Participant if he or she had lived. In the event of a Participant failing to designate a beneficiary under this Section 4.3 or upon the death of a Designated Beneficiary without a designated successor, the balance of the amounts contained in the Participant’s Deferred Compensation Account, if any, shall be payable in accordance with Section 4.2 to the Participant’s estate in full. No designation of a beneficiary or change in beneficiary shall be valid unless in writing signed by the Participant and filed with the Administrator. A Designated Beneficiary may be changed without the consent of any prior beneficiary.

4.4 Permissible Acceleration. Notwithstanding Sections 4.1 and 4.2, all or a portion of a Participant’s Deferred Compensation Account may be distributed prior to the applicable Payment Date upon the occurrence of one or more of the events specified in Treasury Regulation Section 1.409A-3(j)(4), as determined by the Administrator.

4.5 Section 409A Delay. Notwithstanding any contrary provision in the Plan, any payment required to be made hereunder to a Participant who is a “specified employee” (as defined under Section 409A and as the Administrator determines) upon his or her Separation from Service will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such Separation from Service (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth herein) on the day immediately following such six-month period or death or as soon as administratively practicable thereafter (without interest). Notwithstanding any contrary provision of the Plan, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

4.6 Election to Further Defer Payment. To the extent all or a portion of a Participant’s Deferred Compensation is or may become payable on or in connection with an In-Service Distribution, as set forth in the applicable Deferral Election, such Participant may change such In-Service Distribution to a later date by completing and delivering a new, written Deferral Election to the Administrator, subject to the following limitations (a “Subsequent Deferral Election”):

(a) The Subsequent Deferral Election shall not take effect until at least 12 months after the date on which the Subsequent Deferral Election is made in accordance with Section 409A(a)(4)(C)(i) of the Code and the Treasury Regulations thereunder;

(b) The Participant’s new In-Service Distribution set forth in the Subsequent Deferral Election may not be less than five years from the Payment Date otherwise applicable to the prior In-Service Distribution, as determined in accordance with Section 409A(a)(4)(C)(ii) of the Code and the Treasury Regulations thereunder;

(c) The Subsequent Deferral Election shall not be made less than 12 months prior to the Payment Date otherwise applicable to the prior In-Service Distribution in accordance with Section 409A(a)(4)(C)(iii) of the Code and the Treasury Regulations thereunder; and

(d) The Subsequent Deferral Election shall be made in accordance with Section 409A(a)(4)(C) of the Code and the Treasury Regulations thereunder.

ARTICLE V.

ADMINISTRATION; EFFECTIVENESS, AMENDMENT AND TERMINATION OF PLAN

5.1 Plan Administrator. The Plan will be administered by the Administrator. The books and records to be maintained for the purpose of the Plan shall be maintained by the Company at its expense. All expenses of administering the Plan shall be paid by the Company.

5.2 Effective Date. The Plan was adopted by the Board effective as of the Effective Date.

5.3 Plan Amendment; Termination. The Board may amend, suspend, or terminate the Plan at any time and for any reason. No amendment, suspension, or termination will, without the consent of the Participant, materially impair rights or obligations under any Deferred Stock Units previously awarded to the Participant under the Plan, except as provided below. The Board may terminate the Plan and distribute the Deferred Compensation Accounts to participants in accordance with and subject to the rules of Treasury Regulation Section 1.409A-3(j)(4)(ix), or successor provisions, and any generally applicable guidance issued by the Internal Revenue Service permitting such termination and distribution.

ARTICLE VI.

MISCELLANEOUS

6.1 Limitations on Transferability. Except to the extent required by law, the right of any Participant or any beneficiary thereof to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary; and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

6.2 Limitations on Liability. No member of the Board and no Employee or Consultant shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct, and the Company, the Manager or any Parent, Subsidiary or Affiliate of the Company or the Manager shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a member of the Board or Employee or Consultant.

6.3 Rights as a Stockholder. Deferred Stock Units shall not entitle any Participant or other person to rights of a stockholder of the Company or any of its Affiliates with respect to such Deferred Stock Units unless and until any shares of Common Stock have been issued to the holder thereof in respect of such Deferred Stock Units pursuant to Article IV hereof.

6.4 Limitation on Participant’s Rights.

(a) The Company shall not be required to acquire, reserve, segregate or otherwise set aside any shares of its Common Stock for the payment of its obligations under the Plan, but shall make available as and when required a sufficient number of shares of its Common Stock to meet the needs of the Plan, subject to the terms and conditions of the Incentive Plan.

(b) Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.5 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

6.6 Governing Documents. If any contradiction occurs between the Plan and any applicable Deferral Election form or other written agreement between a Participant and the Company that the Administrator has approved, the Plan will govern, unless it is expressly specified in such agreement or other written document that a specific provision of the Plan will not apply.

6.7 Governing Law. The Plan will be governed by and interpreted in accordance with the laws of the State of Maryland, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Maryland. The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.

6.8 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

6.9 Conformity to Securities Laws. Each Participant acknowledges that the Plan is intended to conform to the extent necessary with applicable laws. Notwithstanding anything herein to the contrary, the Plan will be administered only in conformance with applicable laws. To the extent applicable laws permit, the Plan will be deemed amended as necessary to conform to applicable laws (subject to Section 409A).

6.10 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company except as expressly provided in writing in such other plan or an agreement thereunder.